SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2023

Medinotec Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-265368	36-4990343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Northlands Deco Park | 10 New Market Street | Stand 299 Avant Garde Avenue North Riding | Johannesburg | South Africa	2169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +27 87 330 2301

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

 SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 11, 2023, we have appointed Mr. Athanasios Spirakis as a member of our Board of Directors. The board has appointed Mr. Spirakis to serve as a member of our audit committee.

Athanasios Spirakis (age 62)

•	34 Years Experience in Biomedical Engineering, Medical Devices & Healthcare Technology
•	Education: MSc (Mech Eng) & MSc (Biomed.Eng).
•	Senior Lecturer & Head Biomechanics Group, Department of Biomedical Engineering, University of Cape Town
•	Senior Biomedical Engineer, Groote Schuur Hospital
•	R&D / Quality Assurance & Regulatory Affairs Director of Macmed Orthopaedics.
•	Business Development Director : Orthomedics / SA Biomedical / J &J.
•	CEO, Elite Surgical (Pty) Ltd.
•	COO, a top distributor of medical devices in South Africa

We have selected Mr. Spirakis to serve as an independent director because of his education, skills and experience in Biomedical Engineering, Manufacturing & Marketing / Selling of Medical Devices.

There were no arrangements or understandings between Mr. Spirakis and any other persons pursuant to which he was selected as a member of our Board of Directors.

There are no transactions in which Mr. Spirakis has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medinotec Inc.

/s/ Pieter van Niekerk

Pieter van Niekerk
Chief Financial Officer

Date: October 12, 2023

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